                                                                    EXHIBIT 99.2

                              ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT (this "Agreement"), dated and effective as of August 23, 2002 (the "Effective Date"), is by and between SATICOY INVESTMENTS COMPANY, LLC, a Delaware limited liability company ("Assignor"), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Assignee").

                                    RECITALS:

         A. On December 16, 1985, Angeles Partners XIV, L.P., a California limited partnership ("Angeles XIV"), executed and delivered to Angeles Capital Investments, Inc., a California corporation ("Original Lender") a non-recourse (to the general partner and limited partners), unsecured Promissory Note in the original principal amount of $5,000,000,00. The Promissory Note was modified and amended by that certain Note Modification Agreement dated November 24,1992 (as amended, "Note A").

         B. Pursuant to that certain Revolving Credit Agreement (the "Revolving Credit Agreement") dated September 9, 1986, between Angeles XIV and Angeles Finance Partners ("AFP"), AFP made a loan to Angeles XIV in the original principal amount of $1,814,177.00, which loan was evidenced by that certain Promissory Note dated September 9, 1986, as amended by that certain Note Modification Agreement dated November 24, 1992 (as amended, "Note B").

         C. Note A, Note B, the Revolving Credit Agreement and all other related agreements or instruments evidencing or securing Note A and Note B, including any and all subsequent amendments or modifications thereto, and also including but not limited to, the Judgment (defined below) are hereinafter collectively referred to as the "Loan Documents".

         D. Angeles XIV has defaulted on the obligations set forth in Note A and Note B and the indebtedness secured by the Loan Documents has been accelerated.

         E. Angeles Acceptance Pool, L.P. ("AAP"), the successor in interest to Original Lender in the Loan Documents, filed that certain cause of action in the Circuit Court of Madison County, Alabama, under Cause No. CV-98-1748-JPS, and obtained a judgment against Angeles XIV on or about December 11, 1998 (the "Judgment").

         F. Assignor is the current owner and holder of the Loan Documents.

         G. Assignor was the plaintiff in that certain proceeding styled Saticoy Investments Company, LLC, vs. Angeles Partners XIV, filed in the Superior Court for the State of California, County of Los Angeles, Case No. BS067212 (the "Angeles XIV Proceedings").

         H. Assignor and Assignee have agreed that Assignor shall sell, transfer, assign, grant and convey unto Assignee, and the Assignee shall purchase from the Assignor, all of Assignor's rights, title and interest in the Loan Documents, including but not limited to the Judgment together with any rights, claims, and causes of action relating to any of the Loan Documents or the obligations evidenced thereby (the Loan Documents, the Judgment and all rights, title and interest of Assignor thereunder, including all sum or sums of money that may be obtained by means thereof, are collectively referred to herein as the "Assigned Rights"), all subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. CLOSING. Upon receipt of the Purchase Price (defined below), which shall be paid on or before August 25, 2002 (the "Closing Date") and subject to the terms and conditions of this Agreement, Assignor agrees to irrevocably sell, transfer, assign, grant and convey unto Assignee, its successors and assigns, as of July 1, 2002, the Assigned Rights AS IS WHERE IS WITH ALL FAULTS, without recourse and without warranty or representation, express or implied, except as specifically set forth herein. As full consideration for the sale of the Assigned Rights, the Assignee shall pay to the Assignor at Closing the sum of One Million Six Hundred Ninety-One Thousand Nine Hundred Fifty-Three Dollars ($1,691,953) (the "Purchase Price") by wire transfer of immediately available funds to an account designated in writing by the Assignor. At Closing and to the extent in Assignor's possession, the Assignor shall deliver to the Assignee originals of each of the Loan Documents, with assignments thereof in favor of the Assignee duly executed by the Assignor and in form similar to that set forth on Exhibit A attached hereto and incorporated herein, together with all files in its possession relating to any of the Loan Documents or the indebtedness evidenced thereby, as expeditiously as practicable. The consummation of the transactions contemplated hereunder shall be referred to herein as the "Closing".

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor hereby represents and warrants to Assignee that:

         (a) Assignor is the sole owner and holder of the Loan Documents and sole beneficiary under the Judgment. The Assigned Rights have not been released or subordinated by Assignor and are not currently subject to any prior assignment, lien, claim, or encumbrance of any kind or nature whatsoever.

         (b) Assignor has all requisite power and authority and has taken all actions necessary to execute and deliver and to perform all of its obligations under this Agreement, and this Agreement will not violate any agreement to which Assignor is a party. This Agreement constitutes the legal, valid, and binding obligation of the Assignor, enforceable against it in accordance with its terms.

         (c) Assignor represents and warrants that it has not collected or received any part of the sum owing on the Judgment, nor released or discharged the Judgment, and that the Judgment is free from attorneys' liens.

         (d) The Angeles XIV Proceedings were dismissed without prejudice. There have been no proceedings, claims or litigation asserted by or against Assignor relating to the Assigned Rights other than the Angeles XIV Proceedings.


         SECTION 3. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee hereby represents and warrants to Assignor, its successors and assigns, that:

         (a) Assignee has all requisite power and authority and has taken all actions necessary to execute and deliver and to perform all of its obligations under this Agreement. This Agreement is the legal, valid, and binding obligation of the Assignee, enforceable against it in accordance with its terms.

         (b) Notwithstanding the fact that Assignor may have made certain files available to Assignee for review and may have provided Assignee with certain information regarding the Assigned Rights, Assignee has made such independent examination, review and investigation of the facts and circumstances as it has deemed necessary and appropriate to evaluate the Loan Documents, the Judgment and the Assigned Rights in general. Assignee acknowledges and agrees that except as set forth herein, Assignee is purchasing the Assigned Rights AS IS WHERE IS, WITH ALL FAULTS, and Assignor has made no representations or warranties and makes no representations or warranties, express or implied, with respect to the Assigned Rights, Judgments and/or the Loan Documents, including without limitation amounts owing under the Assigned Rights, Judgment and/or Loan Documents, the enforceability of the Assigned Rights, Judgment and/or Loan Documents, or the collectibility of any amounts owed thereunder.

         The representations and warranties contained herein shall survive Closing for a period of ninety (90) calendar days.

         SECTION 4. PAYMENTS. Assignor agrees that it will not collect or receive any part of the payments due from the Assigned Rights, release nor discharge any part thereof, or take any action to enforce any claim or right as to any of the Assigned Rights. If the Assignor receives, or has received, any payment on account of the Assigned Rights on and after June 30, 2002, the Assignor shall promptly deliver such payment to the Assignee.

         SECTION 5. MUTUAL RELEASE At Closing, Assignee agrees to (i) execute and deliver and (ii) to obtain from Angeles XIV an executed Release of Lender in the form attached hereto as Exhibit B and incorporated herein. At Closing, Assignor agrees to execute and deliver an executed Release in the form attached hereto as Exhibit C and incorporated herein.

         SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the parties contained herein shall survive the consummation of the transactions contemplated in this Agreement.

         SECTION 7. FURTHER ASSURANCES. Assignor and Assignee shall each execute and deliver to the other all further documents or instruments reasonably requested by either of them in order to effect the intent of this Agreement and to obtain the full benefit of this Agreement.

         SECTION 8. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without reference to the conflicts of law principles thereof.

         SECTION 9 . ENTIRE AGREEMENT. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

         SECTION 10. MODIFICATIONS. This Agreement may be changed only by an instrument in writing signed by the party against which enforcement of such change is sought.

         SECTION 11. SEVERABILITY. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         SECTION 12. NOTICES. All notices to Assignor shall be given to it by registered or certified mail, return receipt requested, or by overnight courier, at:

                  Saticoy Investments Company, LLC
                  c/o The PNL Companies
                  2121 San Jacinto, Suite 2900
                  Dallas, Texas 75201
                  Attention:  Scott Kocurek

         All notices to Assignee shall be given to it by registered or certified mail, return receipt requested, or by overnight courier, at:

                  AIMCO Properties, L.P.
                  2000 South Colorado Boulevard
                  Tower Two
                  Suite 2-1000
                  Denver, Colorado 80222
                  Attention:  Patrick J. Foye

         All notices required or permitted hereunder, when sent in compliance with the foregoing, will be effective when sent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first above written.


ASSIGNOR:                        SATICOY INVESTMENTS COMPANY, LLC, A
                                 DELAWARE LIMITED LIABILITY COMPANY


                                 By:    /s/ David M. Porter
                                        ----------------------------------------
         (Seal)                  Name:  David M. Porter
                                        ----------------------------------------
                                 Title: Manager
                                        ----------------------------------------


ASSIGNEE:                        AIMCO PROPERTIES, L.P., A DELAWARE LIMITED
                                 PARTNERSHIP

                                 BY:    AIMCO-GP, INC., GENERAL PARTNER


         (Seal)                  By:    /s/ Dora E. Chi
                                        ----------------------------------------
                                 Name:  Dora E. Chi
                                        ----------------------------------------
                                 Title: Senior Vice President
                                        ----------------------------------------


CONSENTED, AGREED TO AND ACCEPTED BY:

BORROWER:

ANGELES PARTNERS XIV, L.P., A CALIFORNIA
LIMITED PARTNERSHIP

BY: ANGELES REALTY CORPORATION II, GENERAL PARTNER


By:    /s/ Patrick J. Foye
       -------------------------------------------
Name:  Patrick J. Foye
       -------------------------------------------
Title:
       -------------------------------------------

                                    EXHIBIT A

                              ASSIGNMENT OF ASSETS

         This Assignment of Assets ("Assignment") is executed to be effective the 1st day of July, 2002 by and between AIMCO Properties, L.P., a Delaware limited partnership ("Assignee"), and Saticoy Investments Company, LLC, a Delaware limited liability company ("Assignor").

                                    RECITALS

A. Assignor and Assignee, among others, executed that certain Assignment Agreement dated August 23, 2002 (the "Purchase Agreement"), wherein the Assignor agreed to convey certain assets to Assignee.

B. Assignor desires to convey to Assignee the documents set forth on Exhibit A attached hereto and incorporated herein (the "Loan Documents") and all rights, title and interest of Assignor thereunder, including the sum or sums of money that may be obtained by means thereof (the "Assigned Rights").

         Now, therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized Terms. Capitalized terms used herein shall bear the same meaning ascribed to them in the Purchase Agreement.

         2. Assignment. Assignor hereby assigns, sells, transfers and conveys, and does hereby assign, sell, transfer and convey unto Assignee as of July 1, 2002, the Loan Documents and the Assigned Rights. This Assignment is made AS IS WHERE IS WITH ALL FAULTS and without representation or warranty, expressed or implied, except as set forth in the Purchase Agreement.

         3. Governing Law. This Assignment shall be governed by the laws of the State of Colorado.

         4. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than a single counterpart containing the respective signatures and acknowledgements of each of the parties hereto.

Executed to be effective as of the date first set forth above.

                                       ASSIGNOR:

                                       SATICOY INVESTMENTS COMPANY LLC,
                                       a Delaware limited liability company


                                       By:    /s/ David M. Porter
                                              ----------------------------------
                                       Name:  David M. Porter
                                              ----------------------------------
                                       Its:   Manager
                                              ----------------------------------


                                       AIMCO Properties, L.P.,
                                       a Delaware limited partnership

                                       By:    AIMCO-GP, Inc., General Partner


                                       By:    /s/ Patrick J. Foye
                                              ----------------------------------
                                       Name:  Patrick J. Foye
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

                        EXHIBIT A TO ASSIGNMENT OF ASSETS


         (a) Promissory Note dated December 16, 1985 in the original principal balance of $5,000,000 executed by Angeles Partners XIV, a California partnership payable to the order of Angeles Capital Investments, Inc., a California corporation as modified and amended by that certain Note Modification Agreement dated as of November 24, 1992 by and between the borrower and original payee.

         (b) Promissory Note dated September 9, 1986 in the original principal balance of $1,814,177 executed by Angeles Partners XIV, a California limited partnership payable to the order of Angeles Finance Partners as modified and amended by that certain Note Modification Agreement dated as of November 24, 1992 by and between the borrower and Angeles Capital Investments.

         (c) Judgment entered in the Circuit Court for Madison County, Alabama under Case No. CV-98-1748-JPS.

         (d) Certificate of Judgment entered in the Circuit Court of Madison County, Alabama entered in Case No. CV-98-1748-JPS.

                        EXHIBIT B TO ASSIGNMENT AGREEMENT

                                RELEASE OF LENDER

         This Release of Lender ("Release") is executed this _______ day of ________________, 2002, by AIMCO Properties, L.P., a Delaware limited partnership ("Aimco"), Angeles Partners XIV, L.P., a California limited partnership ("Borrower"), in favor of Saticoy Investments Company, LLC ("Lender") and the Released Parties defined below.

         For and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby makes the following release of claims:

                  1. As used in this Release, the following terms shall have the meanings set forth below unless otherwise specified:

         "Claims" shall mean any and all claims, counterclaims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower or AIMCO ever had, now has or hereafter can, shall or may have against the Released Parties or any of them for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Release relating to the Angeles XIV Loan Documents, the Angeles XIV Judgment, the Assignment Agreement (hereinafter defined) or the Angeles XIV Proceedings. Without limiting the generality of the foregoing, the term "Claims" shall include, without limitation, any loss, liability, expense and/or detriment, of any kind or character, in any way arising out of, connected with, or resulting from the acts or omissions of the Released Parties or any of them, including, without limitation, the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, cause of action or defenses based on the negligence of Released Parties of any "lender liability" theories, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, fraud, mistake, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully taking any action in connection with the Angeles XIV Loan Documents, the Angeles XIV Judgment, or the Angeles XIV Proceedings.

         "Settlement Agreement" shall mean the Forbearance Agreement dated as of June 1, 2001, by and among Lender, Angeles Partners XIV, L.P., a California limited partnership, and Angeles Partners VIII, L.P., a California limited partnership.

         "Released Parties" shall mean Lender, Lender's asset manager, Lender's subasset manager, any subsidiary or affiliate of Lender, and any predecessors, successors, or assigns of any of the foregoing, and the respective agents, trustees, beneficiaries, officers, directors, shareholders, attorneys, employees, independent contractors, partners, members, manager and representatives of any of the foregoing.

         All initially capitalized terms used herein which are not defined in this Paragraph 1 shall have the meanings set forth in the Settlement Agreement. All of the terms, provisions and conditions of the Settlement Agreement are incorporated herein by reference and made a part hereof for all purposes.

                  2. Borrower hereby irrevocably and unconditionally REMISES, RELEASES, ACQUITS, SATISFIES, WAIVES, and FOREVER DISCHARGES the Released Parties and their respective heirs, personal representatives, successors and assigns from all Claims.

                  3. Borrower hereby represents and warrants to the Released Parties that it has not assigned, pledged, or contracted to assign or pledge or otherwise disposed of any of the Claims.

                  4. This Release shall be binding upon Borrower and its legal representatives, successors and assigns.

                  5. This Release includes a release of, and shall inure to the benefit of, all the Released Parties and their respective heirs, legal representatives, successors, assigns, directors, trustees, officers, agents, servants, employees and attorneys, past, present and future.

                  6. This Release, the Assignment Agreement dated August __, 2002 by and between AIMCO and Lender ("Assignment Agreement") and the Settlement Agreement constitute the entire agreements among the parties with respect to the subject matter hereof. It is expressly understood and agreed that this Release may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized Released Parties. This Release shall be construed and interpreted in accordance with, and governed and enforced in all respects by the laws of the State of California without giving effect to the conflict of laws principles of such state. In any action to enforce or interpret this Release the prevailing party shall, in addition to all other relief, be entitled to an award for its attorneys' fees.

                  7. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER DOES HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ITS RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS RELEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS RELEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THE FOREGOING WAIVER BY BORROWER IS A MATERIAL INDUCEMENT FOR THE RELEASED PARTIES TO ACCEPT THIS RELEASE ENTER INTO THE SETTLEMENT AGREEMENT.

                  8. Borrower hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect.

                  9. Except as contained in this Release, the Assignment Agreement and the Settlement Agreement, Borrower and AIMCO hereby acknowledge and agree that neither has relied upon any representation of any kind made by Lender or any of the other Released Parties in making the foregoing release.

         EXECUTED as of the _________ day of _____________, 2002.

                                        BORROWER:

                                        ANGELES PARTNERS XIV, L.P.,
                                        a California limited partnership

                                        By:  Angeles Realty Corporation II
                                        Its: General Partner

                                        By:    /s/ Patrick J. Foye
                                               ---------------------------------
                                        Name:  Patrick J. Foye
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        AIMCO

                                        AIMCO PROPERTIES, L.P., A DELAWARE
                                        LIMITED PARTNERSHIP

                                        BY: AIMCO-GP, INC., GENERAL PARTNER


                      (Seal)            By:    /s/ Patrick J. Foye
                                               ---------------------------------
                                        Name:  Patrick J. Foye
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                        EXHIBIT C TO ASSIGNMENT AGREEMENT

                               RELEASE OF ASSIGNEE

         This Release of Assignee ("Release") is executed this _______ day of ________________, 2002, by Saticoy Investments Company, LLC ("Saticoy") in favor of AIMCO Properties, L.P., a Delaware limited partnership ("AIMCO") and the Released Parties defined below.

         For and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Saticoy hereby makes the following release of claims:

                  1. As used in this Release, the following terms shall have the meanings set forth below unless otherwise specified:

         "Claims" shall mean any and all claims, counterclaims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which Saticoy ever had, now has or hereafter can, shall or may have against the Released Parties or any of them for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the date of this Release relating to the Angeles XIV Loan Documents, the Angeles XIV Judgment, the Assignment Agreement (hereinafter defined) or the Angeles XIV Proceedings. Without limiting the generality of the foregoing, the term "Claims" shall include, without limitation, any loss, liability, expense and/or detriment, of any kind or character, in any way arising out of, connected with, or resulting from the acts or omissions of the Released Parties or any of them, including, without limitation, the contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, cause of action or defenses based on the negligence of Released Parties, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, fraud, mistake, deceptive trade practices, libel, slander, conspiracy, or any claim for wrongfully taking any action in connection with the Angeles XIV Loan Documents, the Angeles XIV Judgment, or the Angeles XIV Proceedings.

         "Settlement Agreement" shall mean the Forbearance Agreement dated as of June 1, 2001, by and among Lender, Angeles Partners XIV, L.P., a California limited partnership, and Angeles Partners VIII, L.P., a California limited partnership.

         "Released Parties" shall mean AIMCO, any subsidiary or affiliate of AIMCO, and any predecessors, successors, or assigns of any of the foregoing, and the respective agents, trustees, beneficiaries, officers, directors, shareholders, attorneys, employees, independent contractors, partners, members, manager and representatives of any of the foregoing.

         All initially capitalized terms used herein which are not defined in this Paragraph 1 shall have the meanings set forth in the Settlement Agreement. All of the terms, provisions and conditions of the Settlement Agreement are incorporated herein by reference and made a part hereof for all purposes.

                  2. Saticoy hereby irrevocably and unconditionally REMISES, RELEASES, ACQUITS, SATISFIES, WAIVES, and FOREVER DISCHARGES the Released Parties and their respective heirs, personal representatives, successors and assigns from all Claims.

                  3. Saticoy hereby represents and warrants to the Released Parties that it has not assigned, pledged, or contracted to assign or pledge or otherwise disposed of any of the Claims, except as set forth in that certain Assignment Agreement dated August __, 2002 by and between AIMCO and Saticoy ("Assignment Agreement")

                  4. This Release shall be binding upon Saticoy and its legal representatives, successors and assigns.

                  5. This Release includes a release of, and shall inure to the benefit of, all the Released Parties and their respective heirs, legal representatives, successors, assigns, directors, trustees, officers, agents, servants, employees and attorneys, past, present and future.

                  6. This Release, the Assignment Agreement and the Settlement Agreement constitute the entire agreements among the parties with respect to the subject matter hereof. It is expressly understood and agreed that this Release may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized Released Parties. This Release shall be construed and interpreted in accordance with, and governed and enforced in all respects by the laws of the State of California without giving effect to the conflict of laws principles of such state. In any action to enforce or interpret this Release the prevailing party shall, in addition to all other relief, be entitled to an award for its attorneys' fees.

                  7. TO THE EXTENT PERMITTED BY APPLICABLE LAW, SATICOY DOES HEREBY INTENTIONALLY, KNOWINGLY, VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ITS RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS RELEASE (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS RELEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS RELEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THE FOREGOING WAIVER BY SATICOY IS A MATERIAL INDUCEMENT FOR THE RELEASED PARTIES TO ACCEPT THIS RELEASE ENTER INTO THE SETTLEMENT AGREEMENT.

                  8. Saticoy hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read the provisions of this Release, and that it is fully aware of its contents and legal effect.

                  9. Except as contained in this Release, the Assignment Agreement and the Settlement Agreement, Saticoy hereby acknowledges and agrees that it has not relied upon any representation of any kind from AIMCO or any of the other Released Parties in making the foregoing release.

         EXECUTED as of the _________ day of _____________, 2002.

                                       SATICOY INVESTMENTS COMPANY LLC,
                                       a Delaware limited liability company


                                       By:    /s/ David M. Porter
                                              ----------------------------------
                                       Name:  David M. Porter
                                              ----------------------------------
                                       Title: Manager
                                              ----------------------------------